Exhibit 10.6

ASSIGNMENT OF OPERATING RIGHTS INTEREST

OUTER CONTINENTAL SHELF	§
	§	KNOW ALL MEN BY THESE PRESENTS:
OFFSHORE LOUISIANA	§
§

THAT, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, Olympic Energy Partners, LLC, a Delaware limited liability company, whose address is 1001 McKinney Street, Suite 1900, Houston, Texas, 77002 (the “Assignor”), the present owner and holder of a certain Operating Rights Interest (as defined below) in and to the hereinafter identified oil and gas lease, does hereby GRANT, BARGAIN, SELL, ASSIGN and CONVEY unto Contango Operators, Inc., a Delaware corporation, whose address is 3700 Buffalo Speedway, Suite 960, Houston, Texas, 77098 (the “Assignee”), subject to the terms and conditions hereinafter set forth, an undivided 2.15367% Operating Rights Interest in and to the following identified oil and gas lease limited to the depths described (the “Lease”), including, without limitation, any and all wells, caissons, platforms, pipelines, facilities, equipment and related assets appurtenant to such Lease together with all oil, gas and/or condensate produced therefrom (collectively, the “Assigned Interests”):

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, bearing Serial Number OCS-G 23851, effective July 1, 2002, by and between the United States of America, as Lessor, and Union Oil Company of California, as Lessee, covering that portion of Block 10, Eugene Island Area, OCS Leasing Map, Louisiana Map No. 4, seaward of the 1975 Supreme Court Decree Line specifically described in said Lease, containing approximately 2,302.65 acres, LIMITED IN DEPTH from the surface of the earth down to 100’ below the stratigraphic equivalent of 15,593’ TVD as seen in the log for Eugene Island Area, Block 10 #1 Well (API 17-709-41450-00).

The term “Operating Rights Interest”, as used herein, shall mean the right to drill for, produce, remove, own and dispose of oil, gas and/or condensate that may be found on and produced from the Lease.

TO HAVE AND TO HOLD the Assigned Interests unto Assignee and its successors and assigns forever, together with all rights and privileges appurtenant thereto. Assignor specially warrants title to the Assigned Interests as to all claims by, through and under it but not otherwise.

This Assignment and the Assigned Interests conveyed herein are subject to the following:

1. All the terms and the express and implied covenants, obligations and conditions of the Lease, which terms, covenants, obligations and conditions Assignee hereby assumes and agrees to perform with respect to the Assigned Interests;

2. The terms and provisions of the contracts, agreements and assignments identified on Exhibit “A” (collectively, the “Contracts”) attached hereto and made a part hereof for all purposes, and Assignee, to the extent of the Assigned Interests, agrees to be bound by and assumes all of its respective obligations under and pursuant to each of the Contracts, including, without limitation, a proportionate share of the overriding royalty interests provided for in the Contracts to the extent same apply to the Assigned Interests; and

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3. To the extent not described on Exhibit “A” hereto, all assignments, conveyances, liens or agreements of record in the offices of the Minerals Management Service, New Orleans, Louisiana or in the public records of the parish adjacent to the lands covered by the Lease.

From and after the Effective Date (as defined hereafter), all operations conducted by Assignee with respect to the Lease shall be conducted in accordance with the terms and conditions of the Lease and in compliance with all applicable orders, laws, ordinances, rules and regulations of federal, state and other governmental agencies having jurisdiction over the lands covered by the Lease.

In connection with the execution of this Assignment, Assignor and Assignee have also executed a transfer document utilizing Form MMS-151 for submittal to and approval by the Minerals Management Service of the United States Department of the Interior. Such Form MMS-151 is not intended to convey any additional Operating Rights Interest in and to the Lease than that specified in this Assignment, and in the event of a conflict between the description of the Lease as set forth in this Assignment and the description of the Lease set forth in the Form MMS-151, the description set forth in this Assignment shall control.

Assignor and Assignee agree to execute such other documents as may be reasonably necessary in order that this Assignment, or such governmental transfer form as may have been executed by the parties in connection herewith, can be approved by the appropriate governmental authority having jurisdiction, and to execute such governmental forms as may be required of Assignee by such governmental authority to designate Contango Operators, Inc. as the current operator of the Lease.

This Assignment shall bind and inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Assignment is executed before the undersigned competent witnesses by the parties as of the 3rd day of January, 2008 but effective for all purposes as of January 1, 2008 (“Effective Date”).

WITNESSES:	Olympic Energy Partners, LLC

Printed Name:	By:	/s/ Joseph J. Romano

Joseph J. Romano

Printed Name:		President and Chief Executive Officer

WITNESSES:	Contango Operators, Inc.

Printed Name:	By:	/s/ Kenneth R. Peak

Kenneth R. Peak

Printed Name:		Chairman & Secretary

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STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I,                                         , a Notary Public in and for said County and State, hereby certify that Joseph J. Romano, whose name as President and Chief Executive Officer of Olympic Energy Partners, LLC, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said company.

Given under my hand and official seal, this      day of             , 200    .

My Commission Expires:
Notary Public in and for the State of Texas

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I,                                         , a Notary Public in and for said County and State, hereby certify that Kenneth R. Peak, whose name as Chairman & Secretary of Contango Operators, Inc., is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said company.

Given under my hand and official seal, this      day of             , 200    .

My Commission Expires:
Notary Public in and for the State of Texas

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EXHIBIT “A”

to

Assignment of Operating Rights Interest

The Assigned Interests are subject to the following contracts, agreements and assignments, to-wit:

1.	Farmout Agreement, executed by and between Devon Louisiana Corporation and Union Oil Company of California, as Farmor, and Republic Exploration LLC and Contango Operators, Inc., as Farmees, dated April 1, 2005 (the “Farmout Agreement”). Pursuant to the Farmout Agreement, any further transfers of the Assigned Interest require the written consent of the Farmor. All of the provisions of the Farmout Agreement are incorporated herein by reference thereto.

2.	Joint Operating Agreement, executed by and between Contango Operators, Inc., as Operator, and Republic Exploration LLC, CGM, L.P., Olympic Energy Partners, LLC, Devon Energy Production Company, L.P., and Union Oil Company of California, as Non-Operators, dated December 14, 2006, the terms of which are incorporated herein by reference thereto.

3.	Area of Mutual Interest Agreement (Eugene Island Area Block 10), executed by and between Contango Operators, Inc., Republic Exploration LLC, CGM, L.P., Olympic Energy Partners, LLC, and Union Oil Company of California, dated February 7, 2007, the terms of which are incorporated by reference thereto.

4.	Assignment of Operating Rights Interest in Federal OCS Oil and Gas Lease, dated effective as of November 19, 2006, executed by Devon Energy Production, L.P. in favor of Republic Exploration LLC.

5.	Assignment of Operating Rights Interest in Federal OCS Oil and Gas Lease, dated effective as of November 19, 2006, executed by Union Oil Company of California in favor of Republic Exploration LLC.

6.	Assignment of Overriding Royalty Interest, dated effective as of November 20, 2006, executed by Republic Exploration LLC in favor of Linda G. Ferszt, Dutch Royalty Investments, Land and Leasing, LP, Mark A. Stephens, Gary Clack, and Contango Operators, Inc.

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